UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008 (March 12, 2008)

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive office)	(Zip Code)

(954) 630-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Point Blank Solutions, Inc. (the “Company”) approved payment of an annual cash bonus to the Chief Executive Officer of the Company. The Committee also approved payment of annual cash bonuses to certain other employees of the Company, including the Company’s Named Executive Officers (as such term is defined in Item 402 of Regulation S-K), after a review of performance for the fiscal year ended December 31, 2007. The following table sets forth the cash bonuses paid to each of the Named Executive Officers:

Officer	Position	Bonus
Larry R. Ellis	Chief Executive Officer and President	$700,000

James F. Anderson	Senior Vice President and Chief Financial Officer and	$215,000

John C. Siemer	Chief Operating Officer and Chief of Staff	$225,000

Samuel B. White	Head of Global Sales	$175,000

In addition, on March 12, 2008, the Committee granted Deferred Stock Awards (“DSAs”) to certain employees of the Company, including the Named Executive Officers, under the Company’s 2007 Omnibus Equity Incentive Plan (the “2007 Plan”). These awards were made in recognition of the employees’ significant accomplishments and dedicated efforts during 2007, with a view toward retention and further aligning the employees’ interests with the interests of the Company’s stockholders. Each DSA represents the contingent right to acquire one share of the Company’s common stock. The DSAs vest in their entirety on March 12, 2011, which is the third anniversary of the grant date, and the shares become deliverable on the first business day following the vesting date. Additionally, the DSAs will vest immediately if the Company experiences a “change in control” (as defined in the 2007 Plan) and, within twenty-four months following such change in control, the employee is terminated without “cause” or terminates his employment for “good reason” (as such terms are defined in the employee’s employment agreement with the Company). A copy of the Form of Deferred Stock Award Agreement subject to the 2007 Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following table sets forth the DSAs awarded to the Company’s Named Executive Officers:

Officer	Position	DSAs Granted
Larry R. Ellis	Chief Executive Officer and President	100,000

James F. Anderson	Senior Vice President and Chief Financial Officer	50,000

John C. Siemer	Chief Operating Officer and Chief of Staff	50,000

Samuel B. White	Head of Global Sales	50,000

On March 12, 2008, the Committee adopted the 2008 Annual Incentive Plan (the “Plan”). Pursuant to the Plan, all employees, including the Named Executive Officers, but excluding the Company’s Chief Executive Officer and President (whose bonus will be determined outside of the Plan), are eligible to receive cash bonuses for achievement of pre-set performance targets by the Company. Notwithstanding the foregoing, the Committee retains discretion under the Plan to limit participation in the Plan to one or more sub-groups of the Company’s employees.

Under the Plan, an aggregate pool of funds (the “Pool”) will be established for payment of bonuses based upon the Company’s achievement of certain financial and non-financial goals. The Plan’s financial goals are based upon the rate of achievement by the Company of a target adjusted EBITDA (calculated as earnings before interest, taxes, depreciation, amortization, certain non-recurring professional fess and non-cash stock compensation), and revenue levels. The level of achievement of the adjusted EBITDA target is weighted at 75% and the level of achievement of the revenue target is weighted at 25% in determining the financial goals.

Based upon the rate of achievement of the financial goals, the Pool will be preliminarily calculated as follows:

Financial Goal Performance Level	Pool Funding
Below 75% of target	No funding

Between 75% and 100%	Funding between 50% and 100% of the target Pool

Between 100% and 125%	Funding between 100% and 150% of the target Pool

Between 125% and 150%	At the Committee’s discretion, the Pool may be funded up to 200% of the target Pool

After determination of the preliminary Pool based upon the Company’s achievement of the financial goals, the Committee may adjust the amount of the Pool, in the Committee’s discretion, based upon the level of achievement of certain non-financial goals. The Plan’s non-financial goals include (i) improvements in the Company’s research and development, (ii) increases in the Company’s international sales, (iv) improvements in the Company’s supply chain management, and (v) continued compliance with Securities and Exchange Commission filing requirements (which combined criteria may result in an increase or decrease of the Pool by up to 25%).

As a guide, the Committee has adopted a range of certain percentages of each participant’s annual salary in determining the contribution by the Company to the Pool for each participant, as well as such participant’s individual bonus payout under the Plan. The guidance amounts that determine the Company’s Pool contribution for each individual participant and the bonus payout amounts that each participant may receive are based upon competitive market levels and the Company’s internal equity considerations. However, neither the guidance amount of the Company’s contributions to the Pool for each individual participant nor the individual bonus payouts is binding upon the Committee in determining the final aggregate amount of the Pool and payout for each participant.

The following table sets forth the applicable guidance percentages for the Company’s individual funding contributions to the Pool and individual payouts for the Company’s Named Executive Officers, excluding the Company’s Chief Executive Officer and President, that were adopted under the Plan:

Officer	Target Bonus	Maximum Bonus
James F. Anderson, Senior Vice President and Chief Financial Officer	50% of base salary	100% of base salary

John C. Siemer, Chief Operating Officer and Chief of Staff	50% of base salary	100% of base salary

Samuel B. White, Head of Global Sales	50% of base salary	100% of base salary

Bonus payouts under the Plan will occur after certification of the achievement of the performance criteria by the Committee, which in the case of the financial goals, will be based upon the 2008 audited financial statements of the Company. Final bonus payouts for the above individuals will be determined by the Committee based upon recommendations by the Company’s Chief Executive Officer based upon evaluations of individual performance under the Company’s performance management system and assessments of relative contributions.

On March 12, 2008, the Board of Directors of the Company approved amendments to the employment agreements between the Company and each of John C. Siemer and Samuel B. White, originally dated as of September 28, 2006, and November 1, 2006, respectively. The amendments are effective as of March 17, 2008. The amendments to each of the employment agreements provide certain benefits to each of Mr. Siemer and Mr. White in the event of termination of his employment. Each of Mr. Siemer and Mr. White will now be entitled to receive 12 months annual base salary and his target bonus, if any, for the fiscal year in which his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in their respective employment agreements), and they will be eligible to participate in the Company’s benefit program. These amendments were made to bring Mr. Siemer’s and Mr. White’s employment agreements into conformity with the employment agreements of the other Named Executive Officers. Copies of the amendments are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Deferred Stock Award Agreement

10.2	Amendment to Employment Agreement between John C. Siemer and the Company

10.3	Amendment to Employment Agreement between Samuel B. White and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

By:	/s/ John C. Siemer
Name:	John C. Siemer
Title:	Chief Operating Officer and Chief of Staff

Dated: March 18, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Form of Deferred Stock Award Agreement

10.2	Amendment to Employment Agreement between John C. Siemer and the Company

10.3	Amendment to Employment Agreement between Samuel B. White and the Company